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                                                                    Exhibit 99

                              DECEMBER 31, 1997
                              -----------------

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement (Unaudited)


                                                    Year Ended        Three Months Ended
                                                 December 31, 1997    December 31, 1997
                                                  ----------------   --------------------
1.  Statement of Cash Available for
Distribution:

    Net Income                                      $   439,000           $   95,000
    Add:  Consolidation of net loss of local
          limited partnership                           179,000              200,000
          Depreciation                                  178,000               45,000
          Amortization                                    4,000                1,000
          Equity in loss of local limited
          partnership                                    12,000               30,000
    Less: Cash to reserves                             (704,000)            (344,000)
                                                     ----------           ----------
          Cash Available for Distribution            $  108,000           $   27,000
                                                     ==========           ==========

          Distributions allocated to General

          Partners                                   $    8,000           $    2,000
                                                     ==========           ==========

          Distributions allocated to Limited

          Partners                                   $  100,000           $   25,000
                                                     ==========           ==========
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   2. Fees and other compensation paid or accrued by the Partnership to the
      General Partners, or their affiliates, during the three months ended
      December 31, 1997:


      Entity Receiving                     Form of
       Compensation                     Compensation                           Amount
      ----------------                  -------------                      ----------------
    General Partners          Interest in Cash Available for Distribution    $    2,000

    WFC Realty Co., Inc.      Interest in Cash Available for Distribution    $      100